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                                                                    EXHIBIT 4.14


                        SALEM COMMUNICATIONS CORPORATION
                        AMENDMENT NO. 3 AND CONSENT NO. 4

        AMENDMENT NO. 3 AND CONSENT NO. 4 (this "Amendment"), dated as of April 23, 1999, under the Credit Agreement, dated as of September 25, 1997, by and among SALEM COMMUNICATIONS CORPORATION, a Delaware corporation (the "Borrower"), THE BANK OF NEW YORK, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent"), BANK OF AMERICA NT&SA, as documentation agent, and the Lenders party thereto, as amended or modified by Amendment No. 1 and Consent No. 1, dated as of August 5, 1998, Amendment No. 2 and Consent No. 2, dated as of January 22, 1999, and Consent No. 3, dated as of March 31, 1999 (the "Credit Agreement").

                                    RECITALS

        I. Except as otherwise provided herein, capitalized terms used herein which are not defined herein shall have the meanings set forth in the Credit Agreement.

        II. The Borrower has requested the consent of the Administrative Agent, the Issuing Bank and the Required Lenders in connection with the acquisition (the "KKOL Acquisition") by the Borrower of radio station KKOL-AM, Seattle, Washington ("KKOL").

        In consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and pursuant to Section 11.1 of the Credit Agreement, the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Issuing Bank and each Lender signatory hereto agree as follows:

        1. Notwithstanding anything to the contrary contained in Section 8.3(b) of the Credit Agreement, the Administrative Agent, the Issuing Bank and the Required Lenders hereby consent to the KKOL Acquisition, provided that (i) the aggregate gross consideration for the KKOL Acquisition shall not exceed $1,400,000, and (ii) in all other respects, the KKOL Acquisition is consummated in accordance with the terms of the Loan Documents, including, without limitation, the last paragraph of Section 8.3 and, if applicable, Section 7.11.

        2. Section 4 of the Credit Agreement is hereby amended by inserting the following new Section 4.19 at the end of such Section 4:


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                4.19 Year 2000

                Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and the Subsidiaries' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's or the Subsidiaries' systems interact) and the testing of all such systems and equipment, as so reprogrammed, will be completed by August 31, 1999. The cost to the Borrower and the Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and the Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and the Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower and the Subsidiaries to conduct their business without Material Adverse Effect.

        3. Section 6.1 of the Credit Agreement is hereby amended by inserting the following periods immediately at the end of the periods listed under such
Section 6.1:

        December 31, 1999 through
        December 30, 2000                                 5.25:1.00

        December 31, 2000 through
        December 30, 2001                                 4.50:1.00

        December 31, 2001 and thereafter                  4.00:1.00

        4. Paragraphs 1 - 3 of this Amendment shall not become effective until the prior or simultaneous satisfaction of the following:

           (a) The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Subsidiary Guarantors, the Administrative Agent, the Issuing Bank and the Required Lenders.

           (b) The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary of each of the Borrower and the Subsidiary Guarantors attaching a true and complete copy of the resolutions of its Board of Directors or other action (in form and substance reasonably satisfactory to the Administrative Agent) authorizing this Amendment and setting forth the incumbency of its officer(s) authorized to execute and deliver this Amendment (including signature specimens).


                                       2


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           (c) The Administrative Agent shall have received all such other documents as the Administrative Agent may reasonably require in connection with this Amendment.

        5. In all other respects the Credit Agreement and other Loan Documents shall remain in full force and effect.

        6. In order to induce the Administrative Agent, the Issuing Bank and the Lenders to execute and deliver this Amendment, the Borrower and the Subsidiary Guarantors each (a) certifies that, immediately before and after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which it is a party shall be true and correct in all respects with the same effect as though such representations and warranties had been made on the date hereof, except as the context otherwise requires or as otherwise permitted by the Credit Agreement or this Amendment, (b) certifies that, immediately before and after giving effect to this Amendment, no Default or Event of Default shall exist under the Loan Documents, as amended, and (c) agrees to pay all of the reasonable fees and disbursements of counsel to the Administrative Agent incurred in connection with the preparation, negotiation and closing of this Amendment.

        7. Each of the Borrower and the Subsidiary Guarantors (a) reaffirms and admits the validity, enforceability and continuing effect of all Loan Documents to which it is a party, and its obligations thereunder, and (b) agrees and admits that as of the date hereof it has no valid defenses to or offsets against any of its obligations to the Administrative Agent, the Documentation Agent, the Issuer or any of the Lenders under the Loan Documents to which it is a party.

        8. This Amendment may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

        9. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflict of laws.

        10. The parties have caused this Amendment to be duly executed as of the date first written above.


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                        SALEM COMMUNICATIONS CORPORATION
                        AMENDMENT NO. 3 AND CONSENT NO. 4




                                    SALEM COMMUNICATIONS CORPORATION


                                    By: /s/  Dirk Gastaldo
                                        -----------------------------------
                                    Name:    Dirk Gastaldo
                                    Title:   Vice President


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                        SALEM COMMUNICATIONS CORPORATION
                        AMENDMENT NO. 3 AND CONSENT NO. 4


                    ATEP RADIO, INC.
                    BISON MEDIA, INC.
                    CARON BROADCASTING, INC.
                    CCM COMMUNICATIONS, INC.
                    COMMON GROUND BROADCASTING, INC.
                    GOLDEN GATE BROADCASTING COMPANY, INC.
                    INLAND RADIO, INC.
                    INSPIRATION MEDIA OF TEXAS, INC.
                    INSPIRATION MEDIA, INC.
                    KINGDOM DIRECT, INC.
                    NEW ENGLAND CONTINENTAL MEDIA, INC.
                    NEW INSPIRATION BROADCASTING COMPANY, INC.
                    OASIS RADIO, INC.
                    ONEPLACE, LTD.
                    PENNSYLVANIA MEDIA ASSOCIATES, INC.
                    RADIO 1210, INC
                    SALEM MEDIA CORPORATION
                    SALEM MEDIA OF CALIFORNIA, INC.
                    SALEM MEDIA OF COLORADO, INC.
                    SALEM MEDIA OF OHIO, INC.
                    SALEM MEDIA OF OREGON, INC.
                    SALEM MEDIA OF PENNSYLVANIA, INC.
                    SALEM MEDIA OF VIRGINIA, INC.
                    SALEM MEDIA OF TEXAS, INC.
                    SALEM MUSIC NETWORK, INC.
                    SALEM RADIO NETWORK INCORPORATED
                    SALEM RADIO REPRESENTATIVES, INC.
                    SOUTH TEXAS BROADCASTING, INC.
                    SRN NEWS NETWORK, INC.
                    VISTA BROADCASTING, INC.


                                       By: /s/ Eric Halvorson
                                           -------------------------------
                                           Name: Eric H. Halvorson
                                           Title: Vice President


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                        SALEM COMMUNICATIONS CORPORATION
                        AMENDMENT NO. 3 AND CONSENT NO. 4


                                       THE BANK OF NEW YORK,
                                       individually, as Administrative Agent
                                       and as Issuing Bank


                                       By: /s/ Stephen M. Nettler
                                           ------------------------------------
                                           Name:  Stephen M. Nettler
                                           Title: Assistant Vice President


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                        SALEM COMMUNICATIONS CORPORATION
                        AMENDMENT NO. 3 AND CONSENT NO. 4


                                       BANKBOSTON, N.A.


                                       By: /s/ Robert F. Milordi
                                           ------------------------------------
                                           Name:  Robert F. Milordi
                                           Title: Managing Director


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                        SALEM COMMUNICATIONS CORPORATION
                        AMENDMENT NO. 3 AND CONSENT NO. 4


                                       BANK OF AMERICA NT & SA


                                       By: /s/  John J. Sullivan
                                           ------------------------------------
                                           Name:  John J. Sullivan
                                           Title: Vice President


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                        SALEM COMMUNICATIONS CORPORATION
                        AMENDMENT NO. 3 AND CONSENT NO. 4


                                       FLEET BANK, N.A.


                                       By: /s/  William Weiss
                                           ------------------------------------
                                           Name:  William Weiss
                                           Title: Assistant Vice President



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                        SALEM COMMUNICATIONS CORPORATION
                        AMENDMENT NO. 3 AND CONSENT NO. 4


                                       UNION BANK OF CALIFORNIA, N.A.


                                       By: /s/  Lena M. Bryant
                                           ------------------------------------
                                           Name:  Lena M. Bryant
                                           Title: Assistant Vice President